UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020 (November 12, 2020)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2020, Net 1 UEPS Technologies, Inc.'s wholly owned subsidiary, Net1 Applied Technologies South Africa (Pty) Ltd entered into an employment agreement ("Agreement") with Mr. Nunthakumarin Pillay, Managing Director: Southern Africa. Under the Agreement, Mr. Pillay is entitled to receive (i) an annual base salary of $340,000; (ii) a once off payment of ZAR 1,318,750 to compensate Mr. Pillay for extending his notice period from the statutorily prescribed one month to three months; and (iii) a once off payment of ZAR 1,318,750 to compensate Mr. Pillay for entering into a three month restraint period.

As of November 12, 2020, the $/ZAR exchange rate was $1: ZAR 15.64.

The foregoing summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference..

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Contract of Employment between Net1 Applied Technologies South Africa (Pty) Ltd and Nunthakumarin Pillay dated November 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: November 17, 2020	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer